Exhibit 21
TESCO CORPORATION SUBSIDIARIES
As of February 28, 2015

Subsidiary Entity Name	Jurisdiction
2TD Limited	UK
Altesco Drilling Technology EURL	Algeria
Casing Drilling Holdings Ltd.	Barbados
Casing Drilling International Ltd.	Barbados
Drilling Innovation de Mexico, S.A. de C.V.	Mexico
Drilling Innovation M.E. Limited	Cyprus
OCSET (Beijing) Trading Co. Ltd.	PRC (China)
OCSET, LLC	Russian Federation
Personal Tecnico Para Servicios Petroleros S.A. de C.V.	Mexico
Premier Casing Services - Egypt S.A.E.	Egypt
PT Tesco Indonesia	Indonesia
TDT (Beijing) Commerce Co. Ltd.	PRC (China)
Tesco Argentina S.A.	Argentina
Tesco Canada International (Middle East) FZE	UAE
Tesco Canada International (Middle East) FZE-Qatar Branch	Qatar
Tesco Canada International Inc.	CAN - Alberta
Tesco Colombia S.A.	Panama
Tesco Colombia S.A. - Sucursal Colombia	Colombia
Tesco Corporation-US Branch	US - Texas
Tesco Corporation (UK) Limited	UK
Tesco Corporation (US)	US - Delaware
Tesco Corporation Sucursal Argentina	Argentina
Tesco Corporation Sucursal Ecuador	Ecuador
Tesco Corporation Sucursal Mexico	Mexico
Tesco Corporation Sucursal Peru	Peru
Tesco Corporation Sucursal Venezuela	Venezuela
Tesco de Bolivia S.R.L.	Bolivia
Tesco do Brasil Ltda.	Brazil
TESCODRILLING Ecuador S.A.	Ecuador
Tesco Drilling Australia PTY. Limited	Australia
Tesco Drilling LLC	Oman
Tesco Drilling Technology Inc.	CAN - Alberta
Tesco Drilling Technology Limited	CAN - Alberta
Tesco Drilling Venezuela, C.A.	Venezuela
Tesco Latin America Limited	Barbados
Tesco Offshore Services Inc.	US - Nevada
Tesco Oilfield Services S.R.L.	Romania
Tesco Peru S.A.	Peru
Tesco R.F. Company Limited	Cyprus
Tesco R.F. Company Limited-Russian Branch	Russian Federation
Tesco Saudi Arabia Limited	Saudi Arabia
Tesco Saudi Holding Limited	Cyprus
Tesco Singapore PTE. Ltd.	Singapore
Tesco Singapore PTE. Ltd. - Brunei Branch	Brunei

Subsidiary Entity Name	Jurisdiction
Tesco Singapore PTE. Ltd. - India Project Office	India
Tesco Singapore PTE. Ltd. - NZ Branch	New Zealand
Tesco Singapore PTE. Ltd. - PNG Branch	Papua New Guinea
Tesco US Holding LP	US - Nevada
TM Oilfield Services SDN. BHD.	Malaysia
TM Oilfield Technologies SDN. BHD.	Malaysia